                                                                  EXHIBIT 4.21

                          REGISTRATION RIGHTS AGREEMENT


       This Registration Rights Agreement, is made as of August 7, 2000, between The First International Bank of Israel Ltd. ("Holder"), and Gilat-To-Home Inc., a Delaware corporation (the "Company").

       Reference is made to (i) that certain Series C Convertible Preferred Stock Purchase Warrant executed and delivered by the Company in favor of the Holder and dated as of the date hereof (as amended from time to time, the "Warrant"), pursuant to which, among other things, the Company will issue and sell to the Holder, upon the terms set forth therein, shares of Series C Convertible Preferred Stock, par value $0.05 per share, of the Company (the "Series C Preferred Stock") and (ii) the "Debt Conversion Letter" dated as of June 26, 2000, addressed to Bank Leumi USA, as agent for the lenders party to the Financing Agreement (as defined below), by the Company, pursuant to which, among other things, the Holder and all lenders may convert up to $10 million of the principal amount of loans made pursuant to the Financing Agreement (as defined below) into Series D Convertible Preferred Stock, par value $0.05 per share, of the Company.

       The Company agrees for the benefit of the Holder from time to time of the Registrable Securities (as defined herein) as follows:

       1. Definitions. (a) As used in this Agreement and except as otherwise defined herein, the following defined terms shall have the following meanings:

       "Affiliate" of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

       "Applicable Securities" means, in relation to a Registration Statement, the Registrable Securities identified in the related Demand Notice or Piggy-back Notice.

       "Business Day" means a day other than a Saturday, Sunday or other day on which banks located in New York are authorized or required by law to close.

       "Closing" means the closing of the transactions contemplated by the Financing Agreement.

       "Closing Date" means the date and the time that the Closing is effected.

       "Commission" means the United States Securities and Exchange Commission.

       "Common Stock" means the common stock, par value $0.05 per share, of the Company (or such other security of the Company into which common stock may be reconstituted).

       "Debt Conversion Letter" shall have the meaning set forth in the Recitals.

       "Demand Notice" means a notice given by the Holder pursuant to Section 2(a).

       "Effectiveness Period" means, as to a Registration Statement, the period during which such Registration Statement is effective.

       "Effective Time" means the date on which the Commission declares a Registration Statement effective or on which a Registration Statement otherwise becomes effective.

       "Electing Holder" means, with respect to a Registration, any Person that has delivered a Demand Notice or a Piggy-back Notice hereunder or under the Parallel Registration Rights Agreement.

       "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended.

       "Financing Agreement" means the Financing Agreement dated as of June 26, 2000, by and among the Company, the financial institutions from time to time party thereto, and Bank Leumi USA, as agent, as amended, supplemented or otherwise modified from time to time.

       "Holder" means The First International Bank of Israel Ltd., or its registered assigns.

       "Intended Offering Notice" shall have the meaning set forth in Section 3(a).

       "Microsoft" means Microsoft G- Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of Microsoft Corporation, a Washington corporation.

       "NASD Rules" means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

       "Notice and Questionnaire" means a Notice of Registration Statement and Questionnaire substantially in the form of Exhibit A hereto.

       "Parallel Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 15, 2000, by and among Microsoft, the Company, and Spacenet, as amended and joined pursuant to the Amendment and Joinder to Registration Rights Agreement, dated as of April 11, 2000, by and among EchoStar Communications Corporation, a Nevada corporation, Furman Selz Investors II L.P., FS Employee Investors LLC, Microsoft, the Company and Spacenet.

       "Person" means an individual, partnership, corporation, trust, limited liability company or unincorporated organization, or other entity or organization, including a government or agency or political subdivision thereof.

       "Piggy-back Notice" means a Notice given by the Holder pursuant to
Section 3(a) hereof or any other Person pursuant to Section 3(a) of the Parallel Registration Rights Agreement.

       "Preferred Stock" means Series C Preferred Stock and Series D Preferred Stock issued by the Company pursuant to the Warrant or the Debt Conversion Letter.

       "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act) included in Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Securities covered by a Registration Statement or by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

       "Public Offering" shall mean, with respect to the Company, the earlier to occur of (a) the completion of an underwritten sale of common equity interests of the Company and (b) the time at which the Company becomes subject to the periodic reporting requirements of Section 13 of the Exchange Act.

       "Registrable Securities" means Underlying Stock, other than Unrestricted Securities.

       "Registration" means a registration under the Securities Act effected pursuant to Section 2 or Section 3 hereof or Section 2 or 3 of the Parallel Registration Rights Agreement.

       "Registration Expenses" means all expenses incident to the Company's performance of or compliance with any Registration of Registrable Securities, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, fees of any stock exchange upon which the Registrable Securities are listed, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers, but excluding fees and disbursements of counsel retained by any Holders, premiums and other costs of policies of insurance obtained by any Holders or their agents or underwriters against liabilities arising out of the public offering of the Registrable Securities being registered, any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such securities and all underwriting discounts and commissions and transfer taxes, if any, relating to Registrable Securities.

       "Registration Statement" means a registration statement filed under the Securities Act by the Company pursuant to the provisions of Section 2 or Section 3 hereof, or Section 2 or Section 3 of the Parallel Registration Rights Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments and all exhibits and all material incorporated by reference in such registration statement.

       "Rules and Regulations" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

       "Series C Preferred Stock" shall have the meaning set forth in the Recitals to this Agreement.

       "Series D Preferred Stock" shall have the meaning set forth in the Recitals to this Agreement.

       "Spacenet" means Spacenet Inc., a Delaware corporation and a wholly owned subsidiary of Gilat Satellite Networks Ltd., a company organized under the laws of Israel.

       "Underlying Stock" means the Common Stock of the Holder and shares of Common Stock issued upon the conversion of any Preferred Stock issued pursuant to the Warrant or the Debt Conversion Letter.

       "Unrestricted Securities" means any Underlying Stock that (i) has been registered under an effective registration statement under the Securities Act,
(ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances in which any legend relating to restrictions on transfer under the Securities Act is removed, (iii) is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto) or (iv) has otherwise been transferred and a new security not subject to transfer restrictions under the Securities Act has been delivered upon such transfer by or on behalf of the Company.

       "Warrant" shall have the meaning set forth in the Recitals.

       "$" means United States dollars.

       (b) The words "include," "includes" and "including," when used in this Agreement, shall be deemed to be followed by the words "without limitation."

       (c) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

       (d) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

       2. Demand Registration. (a) The Holder shall have the right, at any time after the Public Offering, to require the Company to register for offer and sale under the Securities Act all or a portion of the Registrable Securities then held by the Holder; it being understood that the Holder may exercise its rights under this Section 2(a) on not more than three occasions in the aggregate. As promptly as practicable after the Company receives a notice from the Holder (a "Demand Notice") demanding that the Company register for offer and sale under the Securities Act Registrable Securities consisting, as to each Registration, of an amount of Registrable Securities held by the Holder having an estimated market value of $5 million, subject to Section 2(b), the Company shall (i) prepare and, within 60 days after such request, file with the Commission a Registration Statement relating to the offer and sale of the Applicable Securities on such form as the Company may reasonably deem appropriate (provided that the Company shall not, unless the Company otherwise consents, be obligated to register any securities on a

"shelf" registration statement or otherwise to register securities for offer or sale on a continuous or delayed basis) and, thereafter, (ii) use reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the date of filing of such Registration Statement. Subject to Section 2(b), the Company shall use reasonable efforts to keep each Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the Holder for resales of Applicable Securities for an Effectiveness Period ending on the earlier of (i) 30 days from the Effective Time of such Registration Statement or
(ii) such time as all of such Applicable Securities have been disposed of by the Holder.

       (b) The Company shall have the right to postpone (or, if necessary or advisable, withdraw) the filing, or delay the effectiveness, of a Registration Statement, or fail to keep such Registration Statement continuously effective or not amend or supplement the Registration Statement or included Prospectus, if
(i) the filing or causing to be declared effective or keeping continuously effective any such Registration Statement would require an audit of the Company's financial statements at a time such audit would not otherwise be required pursuant to the Exchange Act, (ii) the Company determines in good faith and on the advice of counsel that it would be required to disclose in such Registration Statement information which the Company has not otherwise publicly disclosed and is not at the time required to publicly disclose, (iii) the Company determines in good faith that such Registration would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or (iv) within the 90 day period preceding the receipt by the Company of a Demand Notice, the Company has effected any other registration of its securities; provided that the Company may postpone a Demand Registration no more than once in any 18 month period and that any such postponement period shall not exceed 90 days in the aggregate. The Company shall advise the Holder of any such determination as promptly as practicable.

       (c)    The Company may include in any registration requested pursuant to
Section 2(a) hereof other securities for sale for its own account or for the account of another Person, subject to the following sentence. In connection with an underwritten offering pursuant to Section 2(a) hereof, if the managing underwriter or underwriters advise the Company that in its or their opinion the number of securities requested to be registered exceeds the number which can be sold in such offering, the Company shall include in such Registration the number of securities that, in the opinion of such managing underwriter or underwriters, can be sold as follows: (i) first, the Applicable Securities requested to be registered, (ii) second, any other Registrable Securities requested to be included in such Registration pursuant to Section 3(a) hereof and (iii) third, any other securities requested to be included in such Registration.

       (d) The Holder shall have the right to withdraw such request for Registration under Section 2(a) (i) prior to the time the Registration Statement in respect of such Registration has been declared effective, (ii) upon the issuance by a governmental agency or the Commission of a stop order, injunction or other order which interferes with such Registration, (iii) upon the Company availing itself of Section 2(b) hereof, or (iv) if the Holder is prevented pursuant to Section 2(c) hereof from selling any of the Applicable Securities it requested to be registered; it being understood that such Registration shall be deemed not to have been requested for purposes of Section 2(a) hereof if the Holder withdraws its request pursuant to clause (i), (ii), (iii) or (iv) above. If the Holder withdraws a request made pursuant to Section 2(a) but the Company nevertheless determines to complete, within 30 days after such withdrawal, the Registration so requested as to securities other than the Applicable Securities, the Holder shall be entitled to participate in such Registration pursuant to
Section 3 hereof, but in such case the Intended Offering Notice shall be required to be given to the Holder at least 10 business days prior to the anticipated filing date of the Registration Statement and the Holder shall be required to give the Piggy-back Notice no later than 5 business day after the Company's delivery of such Intended Offering Notice.

       (e) In the event that any Registration pursuant to this Section 2 shall involve, in whole or in part, an underwritten offering, the managing underwriter or underwriters shall be selected by the Company in good faith and shall be reasonably satisfactory to the Holder.

       3. Piggy-back Registration. (a) If at any time after a Public Offering the Company intends to file on its behalf or on behalf of any of its securityholders a registration statement in connection with a public offering of any securities of the Company on a form and in a manner that would permit the registration for offer and sale under the Securities Act of Registrable Securities of the same class held by the Holder, other than a registration statement on Form S-8 or Form S-4 (or any successor forms) or in any other transaction of the type specified in Rule 145 under the Securities Act (or any successor forms), then the Company shall give written notice (an "Intended Offering Notice") of such intention to the Holder at least 20 Business Days prior to the anticipated filing date of such registration statement. Such Intended Offering Notice shall offer to include in such registration statement for offer to the public such number of Registrable Securities as the Holder may request subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class of securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities, as such price is proposed to appear on the facing page of such registration statement. If the Holder desires to have Registrable Securities included in such registration statement and offered to the public it shall so advise the Company in writing (the written notice of the Holder being a "Piggy-back Notice") not later than 10 Business Days after the Company's delivery to the Holder of the Intended Offering Notice, setting forth the number of Registrable Securities that the Holder desires to have included in the registration statement and offered to the public. Upon the request of the Company, the Holder shall enter into such underwriting, custody and other agreements as shall be customary in connection with registered secondary offerings or necessary or appropriate in connection with the proposed offering.

       (b) In connection with an underwritten offering, if the managing underwriter or underwriters advise the Company in writing that in its or their opinion the number of securities proposed to be registered exceeds the number that can be sold in such offering, the Company shall include in such Registration the number of securities that, in the opinion of such managing underwriter or underwriters, can be sold as follows: (i) first, the securities that the Company proposes to sell on its own behalf or, if the Registration is in response to a demand registration right of the Holder pursuant to Section 2(a) hereof, or any other Person pursuant to Section 2(a) of the Parallel Registration Rights Agreement the Applicable Securities requested to be registered pursuant to the applicable demand registration request, and (ii) second, pro rata among the Applicable Securities requested to be included in such Registration pursuant to the terms of Section 3(a) hereof and Section 3(a) of the Parallel Registration Rights Agreement (iii) third, if any, securities held by other shareholders of the Company who have requested that their securities be included in such Registration Statement.

       (c)    The rights of the Holders pursuant to Section 2 hereof and this
Section 3 are cumulative, and the exercise of rights under one such Section shall not exclude the subsequent exercise of rights under the other such Section (except to the extent expressly provided otherwise herein). Subject to Section 2 hereof, the Company may abandon and/or withdraw any registration as to which rights under Section 3 may exist at any time and for any reason without liability hereunder. In such event, the Company shall promptly notify each Person that has delivered a Piggy back Notice to participate therein.

       4. Registration Procedures. In connection with a Registration Statement, the following provisions shall apply:

       (a) The Holder shall in a timely manner (i) deliver to the Company and its counsel a duly completed Notice and Questionnaire and (ii) provide the Company and its counsel with such other information as to itself as may be required by law for inclusion in the Registration Statement.

       (b) The Company shall furnish to the Holder, prior to the Effective Time, a copy of the Registration Statement initially filed with the Commission, and shall furnish to the Holder copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

       (c)    Subject to Section 2(b) and in respect of a Registration
Statement under Section 2 (and not Section 3), the Company shall promptly take such action as may be reasonably necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Registration Statement and any amendment or supplement to such Prospectus, does not at any time during the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (d) The Company shall, promptly upon learning thereof, advise the Holder, and shall confirm such advice in writing if so requested by the Holder:

              (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

              (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

              (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

              (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

              (v) following the effectiveness of any Registration Statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to the Holder to suspend the use of the Prospectus until the requisite changes have been made, which instruction the Holder agrees to follow).

       (e)    In respect of a Registration Statement under Section 2 (and not
Section 3), the Company agrees to use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

       (f) The Company shall furnish to the Holder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

       (g) The Company shall, during the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) or elects to keep effective under Section 3(a), deliver to the Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto as the Holder may reasonably request; and the Company consents (except during the continuance of any event described in Section 2(b) or Section 4(d)(v) hereof) to the use of the Prospectus, with any amendment or supplement thereto, by the Holder in connection with the offering and sale of the Applicable Securities covered by the Prospectus and any amendment or supplement thereto during such period.

       (h) Prior to any offering of Applicable Securities pursuant to the Registration Statement, the Company shall (1) use reasonable efforts to register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Applicable Securities for offer and sale under any applicable securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (2) use reasonable efforts to keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) or elects to keep effective under Section 3(a) and
(3) take any and all other actions reasonably requested by an Electing Holder which are necessary or advisable to enable the disposition in such jurisdictions of such Applicable Securities; provided, however, that nothing contained in this
Section 4(h) shall require the Company to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(h) or (B) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject.

       (i) The Company shall, if requested by the Electing Holders, use reasonable best efforts to cause all such Applicable Securities to be sold pursuant to the Registration Statement to be listed on any securities exchange on which securities of the Company are listed.

       (j) The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Applicable Securities to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any securities exchange upon which any securities of the Company are listed, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as the Electing Holders may request in connection with the sale of Applicable Securities pursuant to the Registration Statement.

       (k) Subject to Section 2(b) hereof, upon the occurrence of any fact or event contemplated by Section 4(d)(v) hereof, the Company shall promptly prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Applicable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event that the Company notifies the Electing Holders of the occurrence of any event contemplated by Section 4(d)(v) hereof, the Holder agrees, as a condition of the inclusion of any of the Holder's Applicable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

       (l) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof.

       (m)    The Company shall use best efforts to:

              (i) (A) make available for inspection by the Electing Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company's officers, directors and employees to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Electing Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of it business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and other parties;

              (ii) in connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters) addressed to the underwriters, covering such matters customarily covered in opinions requested in secondary underwritten offerings of equity securities, to the extent reasonably required by the applicable underwriting agreement;

              (iii) in connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings of Company securities; and

              (iv) in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

       (n)    In respect of a Registration Statement under Section 2 (and not
Section 3), the Company shall use best efforts to take all other steps necessary to effect the timely registration, offering and sale of the Applicable Securities covered by the Registration Statement contemplated hereby.

       5. Registration Expenses. The Company shall bear the Registration Expenses in connection with the performance of its obligations under Sections 2, 3 and 4 hereof. The Electing Holders shall bear all other expenses relating to any Registration or sale in which such Electing Holders participate, including without limitation the fees and expenses of counsel to such Electing Holders and any applicable underwriting discounts or commissions.

       6. Indemnification and Contribution. (a) Upon the Registration of Applicable Securities pursuant to Section 2 or 3 hereof, the Company shall indemnify and hold harmless the Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities, and each of their respective officers and directors and each person who controls the Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Applicable Securities are to be registered under the Securities Act, any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise arise out of or are based upon the Registration Statement, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or its agent expressly for use therein; provided, further, however, that the Company shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) the use of any Prospectus after such time as the obligation of the Company to keep the same effective and current has expired, or (ii) the use of any Prospectus after such time as the Company has advised the Holder in writing that a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented; and provided, further, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of the matters described in the first proviso of this sentence or in (i) or (ii) above or such Person's failure to send or give a copy of the final Prospectus or supplement to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was timely corrected in such final Prospectus or supplement.

       (b) The Holder agrees, as a consequence of the inclusion of any of the Holder's Applicable Securities in such Registration Statement, and shall cause each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities to agree, as a consequence of facilitating such disposition of Applicable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder, underwriter, selling agent or other securities professional or its agent expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Promptly after receipt by any Person entitled to indemnity (an "Indemnitee") under Section 6(a) or (b) hereof of notice of the commencement of any action or claim, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor (an "Indemnitor") under this Section 6, notify such Indemnitor in writing of the commencement thereof; but the omission so to notify the Indemnitor shall not relieve it from any liability which it may have to any Indemnitee except to the extent of any actual prejudice. In case any such action shall be brought against any Indemnitee and it shall notify an Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnitor similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor shall not be liable to such Indemnitee under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof, unless the Indemnitee identifies issues which would be reasonably likely to create a conflict of interest between the Indemnitee and the Indemnitor, in which case the Indemnitee shall be entitled to retain counsel and participate in the defense of the claim or demand at the expense of the Indemnitor. No Indemnitor shall, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee.

       (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnitee under Section 6(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined solely by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several in proportion to the percentage of principal amount of Applicable Securities registered or underwritten, as the case may be, by them and not joint.

       (e) Notwithstanding any other provision of this Section 6, in no event will (i) the Holder be required to undertake liability to any Person under this
Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Applicable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Applicable Securities are to be registered under the Securities Act and (ii) any Underwriter, selling agent or other securities professional be required to undertake liability to any Person hereunder for any amounts in excess of the discount, commission or other compensation payable to such Underwriter, selling agent or other securities professional with respect to the Applicable Securities underwritten by it and distributed to the public. The obligation of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnitee and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

       7. Effectiveness; Termination. (a) This Agreement shall become effective immediately upon the occurrence of the Closing.

       (b) This Agreement shall terminate in the event that the Financing Agreement is terminated prior to the Closing in accordance with its terms.

       (c) In the event of the termination of this Agreement in accordance with Section 7(b) hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other parties hereto or their respective Affiliates, directors, officers or employees.

       8. Miscellaneous. (a) This Agreement, including this Section 8(a), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective. The Holder at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 8(a), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities.

       (b) All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows:


                            if to the Company, to:

                            c/o Spacenet Inc.
                            1760 Old Meadow Road
                            McLean, Virginia  22102
                            Attention:  Zur Feldman
                            Fax:  (703) 848-1010


                            if to the Holder, to:

                            The First International Bank of Israel Ltd.
                            Credit Department
                            ------------------------
                            9 Ahad Ha'am
                            ------------------------
                            Tel Aviv, Israel
                            ------------------------
                            Attention:
                                       -------------
                            Fax: 011-972-3-519-6661
                                 -------------------

                            with a copy to:

                            Schulte Roth & Zabel LLP
                            900 Third Avenue
                            New York, New York 10022
                            Attention: Frederick L. Ragucci, Esq.
                            Fax:(212) 593-5955
                            with a copy to:

                            Schulte Roth & Zabel LLP
                            900 Third Avenue
                            New York, New York  10022
                            Attention:  Frederic L. Ragucci, Esq.
                            Fax:  (212) 593-5955

       (c) The parties to this Agreement intend that the Holder shall be entitled to receive the benefits of and shall be bound by the terms and provisions of this Agreement. The terms and provisions of this Agreement shall not be assignable or transferable and there shall be no third-party beneficiaries hereto, except that the rights under this Agreement may be assigned in whole or in part by the Holder to any transferee of (i) the Warrant,
(ii) rights under the Debt Conversion Letter, or (iii) Preferred Stock. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective legal successors and permitted assigns of the parties hereto and any Holder.

       (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       (g) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceablity of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable the intent of such provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceablity affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

       (h) The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Holder, any director, officer or partner of the Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Applicable Securities of such Holder.

       (i) The Holder shall cooperate with respect to any Registration effected under this Agreement and shall provide such information, documents, and instruments as may be reasonably requested in connection therewith.

       (j) Within thirty (30) days of the date hereof the Company shall have received consent to the Company's execution, delivery and performance of this Agreement from each of the parties to the Parallel Registration Rights Agreement, in which consent such parties shall agree that, to the extent that this Agreement conflicts with the Parallel Registration Rights Agreement, the terms of this Agreement shall govern until all of the Holder's Registrable Securities have been registered pursuant to an effective Registration Statement. The failure of the Company to obtain such consent within 30 days shall constitute an "Event of Default" under the Financing Agreement (as such term is defined therein)

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first above written.





                                   THE FIRST INTERNATIONAL BANK
                                   OF ISRAEL LTD.


                                   By: /s/ H. MIZRAHI  /s/ R. RALBAG
                                       --------------------------------
                                       Name:
                                       Title:



                                   GILAT-TO-HOME INC.


                                   By:  /s/ YOEL GAT
                                       --------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit A




                                [Name of Issuer]


                        Notice of Registration Statement
                                       and
                      Selling Securityholder Questionnaire


                                     [Date]

              Reference is hereby made to the Registration Rights Agreement, dated as of August 7, 2000 (the "Registration Rights Agreement") by and among Gilat-To-Home Inc. (the "Company"), and The First International Bank of Israel Ltd. The Company [has filed] with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form _______ (the "Registration Statement") for the registration and resale under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's [Title of Securities] (the "Securities"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

              Each Holder of Registrable Securities is entitled to have the Registrable Securities owned by it included in the Registration Statement. In order to have Registrable Securities included in the Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company's legal counsel at the address set forth herein. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire
(i) will not be named as selling securityholders in the Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

              Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and related Prospectus. Accordingly, Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and related Prospectus.

                                    ELECTION


              The undersigned Holder (the "Electing Holder") of Registrable Securities hereby elects to request the inclusion in the Registration Statement of the Registrable Securities beneficially owned by it and listed below in Item
(3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and, if not a party thereto, the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement, as if the undersigned Electing Holder were an original party thereto.

              The Electing Holder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE


(1)    (a)    Full Legal Name of Electing Holder:



       (b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in (3) below:



(2)    Address for Notices to Electing Holder:





Telephone:

Fax:

Contact Person:

(3) Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

              (a) Principal amount or number of Securities beneficially owned:

              (b) Principal amount or number of Registrable Securities which the undersigned wishes to be included in the Registration
                     Statement:
                               ---------



(4)    Beneficial Ownership of Other Securities of the Company:

       Except as set forth below in this Item (4), the undersigned Electing Holder is not the beneficial or registered owner of any shares of or any other securities of the Company, other than Securities listed above in Item (3).

       State any exceptions here:

(5)    Relationships with the Company:

       Except as set forth below, neither the Electing Holder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

       State any exceptions here:



(6)    Plan of Distribution:

       Except as set forth below, the undersigned Electing Holder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Electing Holder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Electing Holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Electing Holder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

       State any exceptions here:





       By signing below, the Electing Holder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

       In the event that the Electing Holder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Electing Holder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

       By signing below, the Electing Holder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and related Prospectus. The Electing Holder understands that such information will be relied upon by the Company in connection with the preparation of the Registration Statement and related Prospectus.

       In accordance with the Electing Holder's obligation under Section 4(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Electing Holder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:



              (i)    To the Company:



              (ii)   With a copy to the Company's legal counsel:




       Once this Notice and Questionnaire is executed by the Electing Holder and received by the Company's legal counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Electing Holder (with respect to the Registrable Securities beneficially owned by such Electing Holder and listed in Item (3) above. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.



Dated:
      ----------------------



                                   [Electing Holder]



                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:


PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY'S LEGAL COUNSEL AT: